BY-LAWS

Of

JPMorgan Trust II
(a Delaware Statutory Trust)

Effective November 5, 2004

Amended and Restated as of December 31, 2012

TABLE OF CONTENTS

ARTICLE I - INTRODUCTION 1
Section 1.  Declaration of Trust 1
Section 2.  Definitions 1
ARTICLE II - OFFICES 1
Section 1.  Principal Office 1
Section 2.  Delaware Office 1
Section 3. Other Offices 1
ARTICLE III - MEETINGS OF SHAREHOLDERS 1
Section 1.  Place of Meetings 1
Section 2.  Call of Meetings 1
Section 3.  Notice of Meetings of Shareholders 2
Section 4.  Manner of Giving Notice; Affidavit of Notice 2
Section 5. Conduct of Meetings of Shareholders 2
Section 6. Adjourned Meeting; Notice 3
Section 7. Voting 3
Section 8. Waiver of Notice: Consent of Absent Shareholders 3
Section 9.  Shareholder Action by Written Consent Without a Meeting 3
Section 10. Record Date for Shareholder Notice. Voting and Giving Consents 4
Section 11. Proxies 4
Section 12. Inspectors of Election 5
ARTICLE IV - TRUSTEES 6
Section 1. Powers 6
Section 2. Number of Trustees 6
Section 3. Vacancies 6
Section 4. Retirement of Trustees 6
Section 5. Place of Meetings and Meetings by Telephone 6
Section 6. Regular Meetings 6
Section 7. Special Meetings 6
Section 8. Quorum: Act of Trustees 6
Section 9. Waiver of Notice 7
Section 10. Adjournment 7
Section 11. Notice of Adjournment 7
Section 12. Action Without a Meeting 7
Section 13. Fees and Compensation of Trustees 7
Section 14; Delegation of Power to Other Trustees 7
Section 15. Chairman 7
Section 16. Vice Chairman 7
ARTICLE V - COMMITTEES 8
Section 1. Committees of Trustees 8
Section 2. Proceedings and Quorum 8
Section 3. Compensation of Committee Members 8
ARTICLE VI - OFFICERS 8
Section 1. Officers 8
Section 2. Election of Officers 8
Section 3. Subordinate Officers 8
Section 4. Removal and Resignation of Officers 8
Section 5. Vacancies in Offices 9
Section 6. President 9
Section 7. Vice Presidents 9
Section 8. Secretary 9
Section 9. Treasurer 9
ARTICLE VII - INDEMNIFICATION OF TRUSTEES, OFFICERS, EMPLOYEES AND
OTHER AGENTS 10
Section 1. Agents, Proceedings, Expenses 10
Section 2. Indemnification of Trustees and Officers 10
Section 3. Indemnification of Agents 10
Section 4. Limitations, Settlements 11
Section 5. Insurance, Rights Not Exclusive 11
Section 6. Advance of Expenses 11
Section 7. Fiduciaries of Employee Benefit Plan 11
ARTICLE VIII - INSPECTION OF RECORDS AND REPORTS 12
Section 1. Inspection by Shareholders 12
Section 2. Inspection by Trustees 12
Section 3. Financial Statements 12
ARTICLE IX - GENERAL MATTERS 12
Section 1. Checks, Drafts, Evidence of Indebtedness 12
Section 2. Contracts and Instruments; How Executed 12
Section 3. Fiscal Year 12
Section 4. Seal 12
Section 5. Writings 12
Section 6. Severability 13
Section 7. Headings 13
ARTICLE X - AMENDMENTS 13

BY-LAWS
OF
JPMorgan Trust II
(a Delaware Statutory Trust)

ARTICLE I - INTRODUCTION

       Section 1.  Declaration of Trust.  These By-Laws shall be subject to the Declaration of
Trust, as from time to time in effect ("Declaration of Trust"), of JPMorgan Trust II, a Delaware
statutory trust ("Trust"). In the event of any inconsistency between the terms hereof and the terms of the Declaration of Trust, the terms of the Declaration of Trust shall control.

       Section 2.  Definitions.  Capitalized terms used herein and not herein defined are used as defined in the Declaration of Trust.

ARTICLE II - OFFICES

       Section 1.  Principal Office.  The principal executive office of the Trust shall be 270 Park
Avenue, New York, New York until such time as the Trustees may change the location of the principal executive office of the Trust to any other place within or outside the State of Delaware.

       Section 2.  Delaware Office.  The Trustees shall establish a registered office in the State of
Delaware and shall appoint as the Trust's registered agent for service of process in the State of
Delaware an individual who is a resident of the State of Delaware or a Delaware corporation or a corporation authorized to transact business in the State of Delaware; in each case the business office of such registered agent for service of process shall be identical with the registered Delaware office of the Trust. The Trustees may designate a successor resident agent, provided, however, that such appointment shall not become effective until written notice thereof is delivered to the Office of the Secretary of the State of Delaware.

       Section 3. Other Offices. The Trustees may at any time establish branch or subordinate offices at any place or places within or outside the State of Delaware as the Trustees may from time to time determine.

ARTICLE III - MEETINGS OF SHAREHOLDERS

       Section 1.  Place of Meetings.  Meetings of Shareholders shall be held at any place designated by the Trustees. In the absence of any such designation, Shareholders' meetings shall be held at the principal executive office of the Trust.

       Section 2.  Call of Meetings.  There shall be no annual Shareholders' meetings except as required by law. Special meetings of the Shareholders of the Trust or of any Series or. Class may be
called at any time by the Trustees or by the President or the Secretary for the purpose of taking action upon any matter requiring the vote or authority of the Shareholders of the Trust or of any
Series or Class as herein provided or provided in the Declaration of Trust or upon any other matter as to which such vote or authority is deemed by the Trustees or the President to be necessary or desirable.  Meetings of the Shareholders of the Trust or of any Series or Class may be called for any purpose deemed necessary or desirable upon the written request of the Shareholders holding at least ten percent (10%) of the Outstanding Shares of the Trust entitled to vote at such meeting, provided that (1) such request shall state the purposes of such meeting and the matters proposed to be acted on, and (2) the Shareholders requesting such meeting shall have paid to the Trust the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such Shareholders. If the Secretary fails for more than thirty (30) days to call a special meeting, the Trustees or the Shareholders requesting such a meeting may, in the name of the Secretary, call the meeting by giving the required notice.)  If the meeting is a meeting of
Shareholders of any Series or Class, but not a meeting of all Shareholders of the Trust, then only a special meeting of Shareholders of such Series or Class need be called and, in such case, only
Shareholders of such Series or Class shall be entitled to notice of and to vote at such meeting.

       Section 3.  Notice of Meetings of Shareholders.  All notices of meetings of Shareholders shall be sent or otherwise given to Shareholders in accordance with Section 4 of this Article III not less than ten (10) nor more than ninety (90) days before the date of the meeting.  The notice shall specify (i) the place, date and hour of the meeting, and (ii) the general nature of the business to be transacted.

       Section 4.  Manner of Giving Notice; Affidavit of Notice.  Notice of any meeting of
Shareholders shall be (i) given either by hand delivery, first-class mail, telegraphic or other written or electronic communication, charges prepaid, and (ii) addressed to the Shareholder at the address of that Shareholder appearing on the books of the Trust or its transfer agent or given by the
Shareholder to the Trust for the purpose of notice. If no such address appears on the Trust's books or is not given to the Trust, notice shall be deemed to have been given if sent to that Shareholder by first-class mail or telegraphic or other written or electronic communication to the Trust's principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written or electronic communication or, where notice is given by publication, on the date of publication. Without limiting the manner by which notice otherwise may be given effectively to Shareholders, any notice to Shareholders given by the Trust shall be effective if given by a single written notice to
Shareholders who share an address if consented to by the Shareholders at that address.

       If any notice addressed to a Shareholder at the address of that Shareholder appearing on the books of the Trust is returned to the Trust by the United States Postal Service marked to indicate that the Postal Service is unable to deliver the notice to the Shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if such future notices or reports shall be kept available to the Shareholder, upon written demand of the
Shareholder, at the principal executive office of the Trust for a period of one year from the date of the giving of the notice.

       An affidavit of the mailing or other means of giving any notice of any meeting of
Shareholders shall be filed and maintained in the minute book of the Trust.

       Section 5. Conduct of Meetings of Shareholders. The meetings of Shareholders shall be presided over by the Chairman, or if he or she is not present, by the Vice Chairman, or if he or she is not present, by the President, or if he or she is not present, by any Vice President, unless there is an Executive Vice President, or if none of them is present, then any officer of the Trust appointed by the President to act on his or her behalf shall preside over such meetings. The Secretary, if present, shall act as a Secretary of such meetings, or if he or she is not present or is otherwise presiding over the meeting in another capacity, an Assistant Secretary, if any, shall so act. If neither the Secretary nor the Assistant Secretary is present or, if present, the Secretary is otherwise presiding over the meeting in another capacity, then any such person appointed by the Secretary to act on his or her behalf shall act as Secretary of such meetings.

       Section 6. Adjourned Meeting; Notice. Any meeting of Shareholders, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the Shares represented at the meeting, either in person or by proxy. Notwithstanding the above, broker non-
votes will be excluded from the denominator of the calculation of the number of votes required to approve any proposal to adjourn a meeting. Notice of adjournment of a Shareholders' meeting to another tip1e or place need not be given, if such time and place are announced at the meeting at which adjournment is taken and the adjourned meeting is held within a reasonable time after the date set for the original meeting. If the adjournment is for more than sixty (60) days from the date set for the original meeting or a new record date is fixed for the adjourned meeting, notice of any such adjourned meeting shall be given to each Shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 3 and 4 of this Article III. At any adjourned meeting, the Trust may transact any business which might have been transacted at the original meeting.

       Section 7. Voting. The Shareholders entitled to vote at any meeting of Shareholders shall be determined in accordance with the provisions of the Declaration of Trust of the Trust, as in effect as of such time. The Shareholders' vote may be by voice vote or by ballot, provided, however, that any election for Trustees must be by ballot if demanded by any Shareholder before the voting has begun. On any matter other than election of Trustees, any Shareholder may cast part of the votes that such Shareholder is entitled to cast in favor of the proposal and refrain from casting and/or cast the remaining part of such votes against the proposal, but if such Shareholder fails to specify the number of votes that such Shareholder is casting in favor of the proposal, it will be conclusively presumed that such Shareholder is casting all of the votes that such Shareholder is entitled to cast in favor of such proposal.

       Section 8. Waiver of Notice: Consent of Absent Shareholders. The transaction of business and any actions taken at a meeting of Shareholders, however called and noticed and wherever held, shall be as valid as though taken at a meeting duly held after regular call and notice provided a quorum is present either in person or by proxy at the meeting of Shareholders and if either before or after the meeting, each Shareholder entitled to vote who was not present in person or by proxy at the meeting of the Shareholders signs a written waiver of notice or a consent to a holding of the meeting or an approval of the minutes. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any meeting of Shareholders.

       Attendance by a Shareholder at a meeting of Shareholders shall also constitute a waiver of notice of that meeting, except if the Shareholder objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting of Shareholders is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting of Shareholders if that objection is expressly made at the beginning of the meeting.

       Section 9.  Shareholder Action by Written Consent Without a Meeting.  Except as provided in the Declaration of Trust, any action that may be taken at any meeting of Shareholders may betaken without a meeting and without prior notice if a consent or consents in writing setting forth the action to be taken is signed by the holders of Outstanding Shares having not less than the minimum number of votes that would be necessary to authorized or take that action at a meeting at which all Shares entitled to vote on that action were present and voted; provided, however, that the
Shareholders receive any necessary Information Statement or other necessary documentation in conformity with the requirements of the Securities Exchange Act of 1934 or the rules or regulations thereunder.  Any such written consent may be executed and given by facsimile or other electronic means. All such consents shall be filed with the Secretary of the Trust and shall be maintained in the Trust's records. Any Shareholder giving a written consent, a transferee of the Shares, a personal representative of the Shareholder, or their respective proxy holders may revoke the Shareholder's written consent by a writing received by the Secretary of the Trust before written consents of the number of Outstanding Shares required to authorize the proposed action have been filed with the
Secretary.

       If the consents of all Shareholders entitled to vote have not been solicited in writing and if the unanimous written consent of all such Shareholders shall not have been received, the Secretary shall give prompt notice of the action approved by the Shareholders without a meeting. This notice shall be given in the manner specified in Section 4 of this Article III to each Shareholder entitled to vote who did not execute such written consent.

       Section 10. Record Date for Shareholder Notice. Voting and Giving Consents.

       (a) For purposes of determining the Shareholders entitled to vote or act at any meeting or adjournment or postponement thereof, the Trustees may fix in advance a record date which shall not be more than ninety (90) days nor less than ten (10) days before the date of any such meeting.
Without fixing a record date for a meeting, the Trustees may for voting and notice purposes close the register or transfer books for one or more Series (or Classes) for all or any part of the period between the earliest date on which a record date for such meeting could be set in accordance herewith and the date of such meeting. If the Trustees do not so fix a record date or close the register or transfer books of the affected Series or Classes, the record date for determining
Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

       (b) The record date for determining Shareholders entitled to give consent to action in writing without a meeting, (a) when no prior action of the Trustees has been taken, shall be the day on which the first written consent is given, or (b) when prior action of the Trustees has been taken, shall be (i) such date as determined for that purpose by the Trustees, which record date shall not precede the date upon which the resolution fixing it is adopted by the Trustees and shall not be more than twenty (20) days after the date of such resolution, or (ii) if no record date is fixed by the
Trustees, the record date shall be the close of business on the day on which the Trustees adopt the resolution relating to that action.

       (c) Nothing in this Section shall be construed as precluding the Trustees from setting different record dates for different Series or Classes. Only Shareholders of record on the record date, as herein determined, shall have any right to vote or to act at any meeting or give consent to any action relating to such record date, notwithstanding any transfer of Shares on the books of the
Trust after such record date.

       Section 11. Proxies. Subject to the provisions of the Declaration of Trust, Shareholders entitled to vote for Trustees or on any other matter shall have the right to do so either in person or by proxy, provided that either (i) a written instrument authorizing such a proxy to act is executed by the Shareholder or his or her duly authorized attorney-in-fact and dated not more than eleven (11)
months before the meeting, unless the instrument specifically provides for a longer period, or (ii)
the Trustees adopt an electronic, telephonic, computerized or other alternative to the execution of a written instrument authorizing the proxy to act, and such authorization is received not more than eleven (11) months before the meeting.  A proxy shall be deemed executed by a Shareholder if the
Shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the Shareholder or the Shareholder's attorney-in-fact. A valid proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the Person executing it before the vote pursuant to that proxy is taken, (a) by a writing delivered to the Trust stating that the proxy is revoked, or (b) by a subsequent proxy executed by such
Person, or (c) attendance at the meeting and voting in person by the Person executing that proxy, or
(d) revocation by such Person using any electronic, telephonic, computerized or other alternative means authorized by the Trustees for authorizing the proxy to act; or (ii) written notice of the death or incapacity of the ,maker of that proxy is received by the Trust before the vote pursuant to that proxy is counted. A proxy with respect to Shares held in the name of two or more Persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from anyone of the two or more Persons. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Unless otherwise specifically limited by their terms, proxies shall entitle the Shareholder to vote at any adjournment or postponement of a Shareholders' meeting. At every meeting of Shareholders, unless the voting is conducted by inspectors, all questions concerning the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes, shall be decided by the chairman of the meeting.
Subject to the provisions of the Declaration of Trust or these By-Laws, all matters concerning the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a
Delaware corporation and the Shareholders were shareholders of a Delaware corporation.

       Section 12. Inspectors of Election. Before any meeting of Shareholders, the Trustees may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment or postponement. If no inspectors of election are so appointed, the chairman of the meeting may appoint inspectors of election at the meeting. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may appoint a person to fill the vacancy.

       These inspectors shall:

(a) Determine the number of Shares outstanding and the voting power of each (and, to the extent that voting power is determined by Net Asset Value, the inspectors shall rely upon a certificate of the Treasurer of the Trust with respect to the Net Asset Value per
Share), the Shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies;

(b) Receive votes, ballots or consents;

(c) Hear and determine all challenges and questions in anyway arising in connection with the right to vote;

(d) Count and tabulate all votes or consents;

(e) Determine when the polls shall close;

(f) Determine the result; and

(g) Do any other acts that may be proper to conduct the election or vote with fairness to all
Shareholders.

ARTICLE IV - TRUSTEES

       Section 1. Powers. Subject to the applicable provisions of the 1940 Act, the Declaration of
Trust and these By-Laws relating to action required to be approved by the Shareholders, the business and affairs of the Trust shall be managed and all powers shall be exercised by or under the direction of the Trustees.

       Section 2. Number of Trustees. The exact number of Trustees within the limits specified in the Declaration of Trust shall be fixed from time to time, as provided in the Declaration of Trust, by a resolution of the Trustees.

       Section 3. Vacancies. Vacancies in the authorized number of Trustees may be filled as provided in the Declaration of Trust.

       Section 4. Retirement of Trustees. A Trustee shall retire as Trustee at the end of the calendar year in which the Trustee attains the age of 75 years, except that William Morton shall continue to serve until December 31, 2014.

       Section 5. Place of Meetings and Meetings by Telephone. All meetings of the Trustees may be held at any place that has been selected from time to time by the Trustees. In the absence of such a selection, regular meetings shall be held at the principal executive office of the Trust.
Subject to any applicable requirements of the 1940 Act, any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all Trustees participating in the meeting can hear one another and all such Trustees shall be deemed to be present in person at the meeting.

       Section 6. Regular Meetings. Regular meetings of the Trustees shall be held without call at such time as shall from time to time be fixed by the Trustees. Such regular meetings may be held without notice.

       Section 7. Special Meetings. Special meetings of the Trustees may be held at any time or place for any purpose when called by the President, the Secretary or by written request of two (2)
or more of the Trustees. Notice of the time and place of special meetings shall be communicated to each Trustee orally in person or by telephone or transmitted to him or her by first-class or overnight mail, electronic mail, telegram, telecopy or other electronic means addressed to each Trustee at that
Trustee's address as it is shown on the records of the Trust, at least one day before the meeting.
Notice may be provided on the day of the special meeting by telephone, electronic mail, telegram, telecopy, or other electronic means, if, under the circumstances, the party calling the meeting deems more immediate action to be necessary or appropriate. Oral notice shall be deemed to be given when given directly to the person required to be notified and all other notices shall be deemed to be given when sent. The notice need not specify the purpose of the meeting or the place of the meeting, if the meeting is to be held at the principal executive office of the Trust.

       Section 8. Quorum: Act of Trustees. One third (1/3) of the authorized number of Trustees shall constitute a quorum for the transaction of business, except to adjourn as provided in Section
10 of this Article IV. Every act or decision done or made by a majority of the Trustees present at a meeting duly held at which a quorum is present shall be regarded as the act of the Trustees, subject to the provisions of the Declaration of Trust. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Trustees if any action taken is approved by at least a majority of the required quorum for that meeting.

       Section 9. Waiver of Notice. Notice of any meeting need not be given to any Trustee who either before or after the meeting signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents, and approvals shall be filed with the records of the Trust or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any
Trustee who attends the meeting without protesting, prior to or at its commencement, the lack of notice to that Trustee.

       Section 10. Adjournment. A majority of the Trustees present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

       Section 11. Notice of Adjournment. Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than forty-eight (48) hours, in which case notice of the time and place shall be given before the time of the adjourned meeting in the manner specified in Section 7 of this Article IV to the Trustees who were present at the time of the adjournment.

       Section 12. Action Without a Meeting. Unless the 1940 Act requires that a particular action be taken only at a meeting at which the Trustees are present in person, any action to be taken by the
Trustees at a meeting may be taken without such meeting by the written consent of the Trustees then in office. Unless the 1940 Act or the Declaration of Trust requires that a particular action be approved by a greater percentage such written consent shall be effective if provided by a majority of the Trustees then in office.  Any such written consent may be executed and given by facsimile or other electronic means. Such written consents shall be filed with the minutes of the proceedings of the Trustees. If any action is so taken by the Trustees by the written consent of less than all of the Trustees, prompt notice of the taking of such action shall be furnished to each Trustee who did not execute such written consent, provided that the effectiveness of such action shall not be impaired by any delay or failure to furnish such notice.

       Section 13. Fees and Compensation of Trustees. Trustees and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Trustees. This Section 13 of Article IV shall not be construed to preclude any Trustee from serving the Trust in any other capacity as an officer, agent, employee, or otherwise and receiving compensation for those services.

       Section 14; Delegation of Power to Other Trustees. Any Trustee may, by power of attorney, delegate his or her power for a period not exceeding one (1) month at any one time to any other
Trustee. Except where applicable law may require a Trustee to be present in person, a Trustee represented by another Trustee, pursuant to such power of attorney, shall be deemed to be present for purpose of establishing a quorum and satisfying the required majority vote.

       Section 15. Chairman. The Trustees shall appoint a Trustee who is not an Interested Person to serve as Chairman of the Board ("Chairman"). The Chairman shall serve at the pleasure of the
Trustees and shall preside over meetings of the Trustees and exercise and perform such other powers and duties as may be from time to time assigned to him or her by the Trustees or prescribed by the Declaration of Trust or these By-Laws.

       Section 16. Vice Chairman. The Trustees shall appoint a Trustee who is not an Interested
Person as Vice Chairman of the Board ("Vice Chairman"). The Vice Chairman shall preside over meetings of the Trustees in the absence of the Chairman and exercise and perform such other powers and duties as may be from time to time assigned to him or her by the Trustees or prescribed by the Declaration of Trust or these By-Laws.

ARTICLE V - COMMITTEES

       Section 1. Committees of Trustees. The Trustees may by resolution designate one or more committees, each consisting of two (2) or more Trustees, to serve at the pleasure of the Trustees.
The number composing such committees and the powers conferred upon the same shall be determined by the vote of a majority of the Trustees. The Trustees may abolish any such committee at any time in their sole discretion. Any committee to which the Trustees delegate any of their powers shall maintain records of its meetings and shall report its actions to the Trustees. The
Trustees shall have the power to rescind any action of any committee, but no such rescission shall have retroactive effect. The Trustees shall have the power at any time to fill vacancies in the committees. The Trustees may delegate to these committees any of its powers, subject to the limitations of applicable law. The Trustees may designate one or more Trustees as alternate members of any committee who may replace any absent member at any meeting of the committee.

       Section 2. Proceedings and Quorum. In the absence of an appropriate resolution of the
Trustees, each committee may adopt such rules and regulations governing its proceedings; quorum and manner of acting as it shall deem proper and desirable. In the event any member of any committee is absent from any meeting, the committee may take action only if a majority of its members are present at the meeting.

       Section 3. Compensation of Committee Members. Each committee member may receive such compensation from the Trust for his or her services and reimbursement for his or her expenses as may be fixed from time to time by the Trustees.

ARTICLE VI - OFFICERS

       Section 1. Officers. The officers of the Trust shall be a President, a Secretary, and a
Treasurer. The Trust may also have, at the discretion of the Trustees, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article VI. Any person may hold one or more offices of the Trust except that no one person may serve concurrently as both
President and Secretary. A person who holds more than one office in the Trust may not act in more than one capacity to execute, acknowledge or verify an instrument required by law to be executed, acknowledged or verified by more than one officer. Any officer may be, but need not be, a Trustee or Shareholder.

       Section 2. Election of Officers. The officers of the Trust except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article VI shall be chosen by the Trustees, and each shall serve at the pleasure of the Trustees, subject to the rights, if any, of an officer under any contract of employment.

       Section 3. Subordinate Officers. The Trustees may appoint and may empower the President to appoint such other officers as the business of the Trust may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these By-
Laws or as the Trustees may from time to time determine.

       Section 4. Removal and Resignation of Officers. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by a vote of a majority of the Trustees then in office and in attendance, at any regular or special meeting of the Trustees or by the principal executive officer or by such other officer upon whom such power of removal may be conferred by the Trustees. In addition, any officer appointed in accordance with the provisions of Section 3 of this Article may be removed; with or without cause, by any officer upon whom such power of removal shall have been conferred by the Trustees.

       Any officer may resign at any time by giving written notice to the Trust. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice;
and unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Trust under any contract to which the officer is a party.

       Section  5. Vacancies in Offices. A vacancy in any office because of death, resignation, removal, disqualification or other cause shall be filled in the manner prescribed in these By-Laws for regular appointment to that office. The President may make temporary appointments to a vacant office pending action by the Trustees.

       Section 6. President. The President shall be the chief executive officer of the Trust and shall, subject to the control of the Trustees, have general supervision, direction and control of the business and the officers of the Trust. He or she shall preside, in the absence of the Chairman and the Vice Chairman, at all meetings of the Shareholders. He or she shall have the general powers and duties of a president of a corporation and shall have such other powers and duties as may be prescribed by the Trustees, the Declaration of Trust or these By-Laws.

       Section 7. Vice Presidents. In the absence or disability of the President, any Vice President, unless there is an Executive Vice President, shall perform all the duties of the President and when so acting shall have all powers of and be subject to all the restrictions upon the President. The
Executive Vice President or Vice Presidents, whichever the case may be, shall have such other powers and shall perform such other duties as from time to time may be prescribed for them respectively by the Trustees or the President or by these By-Laws.

       Section 8. Secretary. The Secretary shall keep or cause to be kept at the principal executive office of the Trust, the office of the Administrator, the office of any sub-administrator or such other place as the Trustees may direct, a book of minutes of all meetings and actions of Trustees, committees of Trustees and Shareholders with the time and place of holding, whether regular or special, and if special, how authorized, the notice given, the names of those present at Trustees'
meetings or committee meetings, the number of Shares present or represented at meetings of
Shareholders and the proceedings of the meetings.

       The Secretary shall keep or cause to be kept at the principal executive office of the Trust or at the office of the Trust's transfer agent or registrar, a share register or a duplicate share register showing the names of all Shareholders and their addresses and the number and classes of Shares held by each.

       The Secretary shall give or cause to be given notice of all meetings of the Shareholders and of the Trustees (or committees thereof) required to be given by these By-Laws or by applicable law and shall have such other powers and perform such other duties as may be prescribed by the
Trustees or by these By-Laws.

       Section 9. Treasurer. The Treasurer shall be the chief accounting officer of the Trust and shall keep and maintain or cause to be kept and maintained adequate and correct books and records of accounts of the properties and business transactions of the Trust and each Series or Class thereof, including accounts of the assets, liabilities, receipts, disbursements, gains, losses, capital and retained earnings of all Series or Classes thereof. The books of account shall at all reasonable times be open to inspection by any Trustee.

       The Treasurer shall deposit all monies and other valuables in the name and to the credit of the Trust with such depositaries as may be designated by the Board of Trustees. He or she shall disburse the funds of the Trust as may be ordered by the Trustees, shall render to the President and
Trustees, whenever they request it, an account of all of his or her transactions as chief financial officer and of the financial condition of the Trust and shall have other powers and perform such other duties as may be prescribed by the Trustees or these By-Laws.

ARTICLE VII - INDEMNIFICATION OF TRUSTEES, OFFICERS,
EMPLOYEES AND OTHER AGENTS

       Section 1. Agents, Proceedings, Expenses. For purposes of this Article, "agent" means any
Person who is, was or becomes an employee or other agent of the Trust who is not an officer or
Trustee of the Trust; a "Trustee" of the Trust shall include a trustee or director of a Predecessor
Entity and such Predecessor Entity shall be included within the term "Trust;" "proceeding" means any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including appeals); and "liabilities" and "expenses" includes, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and all other liabilities whatsoever.

       Section 2. Indemnification of Trustees and Officers. Subject to the exceptions and limitations contained in Section 4 of this Article VII, the Trust shall indemnify its Trustees and officers to the fullest extent consistent with state law and the 1940 Act. Without limitation of the foregoing, the Trust shall indemnify each person who was or is a party or is threatened to be made a party to any proceedings, by reason of alleged acts or omissions within the scope of his or her service as a Trustee or officer of the Trust, against judgments, fines, penalties, settlements and reasonable expenses (including attorneys' fees) actually incurred by him or her in connection with such proceeding to the maximum extent consistent with state law and the 1940 Act. Subject to the exceptions and limitations contained in Section 4 of this Article VII, the Trust may, to the fullest extent consistent with law, indemnify each Person who is serving or has served at the request of the
Trust as a director, officer, partner, trustee, employee, agent or fiduciary of another domestic or foreign corporation, partnership, joint venture, trust, other enterprise or employee benefit plan
("Other Position") and who was or is a party or is threatened to be made a party to any proceeding by reason of alleged acts or omissions while acting within the scope of his or her service in such
Other Position, against judgments, fines, settlements and reasonable expenses (including attorneys'
fees) actually incurred by him or her in connection with such proceeding to the maximum extent consistent with state law and the 1940 Act. The indemnification and other rights provided by this
Article shall continue as to a person who has ceased to be a Trustee or officer of the Trust. In no event will any revision, amendment or change to the By-Laws affect in any manner the rights of any Trustee or officer of the Trust to receive indemnification by the Trust against all liabilities and expenses reasonably incurred or paid by the Trustee or officer in connection with any proceeding in which the Trustee or officer becomes involved as a party or 'otherwise by virtue of being or having been a Trustee or officer of the Trust or a trustee or director of a Predecessor Entity
(including any amount paid or incurred by the Trustee or officer in the settlement of such proceeding) with respect to any act or omission of such Trustee or officer that occurred or is allege to have occurred prior to the time such revision, amendment or change to the By-Laws is made.

       Section 3. Indemnification of Agents. Subject to the exceptions and limitations contained in
Section 4 of this Article VII, every agent may be indemnified by the Trust to the fullest extent permitted by law against all liabilities and against all expenses reasonably incurred or paid by him or her in connection with any proceeding in which he or she becomes involved as a party or otherwise by virtue of his or her being or having been an agent.

       Section 4. Limitations, Settlements.

       (a) The Trust shall not indemnify a Trustee, officer or agent who shall have been adjudicated by a court or body before which the proceeding was brought (i) to be liable to the Trust or its Shareholders (or a Predecessor Entity or its shareholders) by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office
(collectively, "disabling conduct") or (ii) not to have acted in good faith in the reasonable belief that his action was in or not opposed to the best interest of the Trust (or, in the case of a Predecessor
Entity, the entity served).

       (b) The Trust shall not indemnify a Trustee, officer or agent unless (i) the court or other body before which the proceeding was brought determines that such Trustee, officer or agent did not engage in disabling conduct or (ii) with respect to any proceeding disposed of (whether by settlement, pursuant to a consent decree or otherwise) without an adjudication by the court or other body before which the proceeding was brought, there has been (a) a dismissal of the proceeding by the court or other body before which it was brought for insufficiency of evidence of any disabling conduct with which such Trustee, officer or agent has been charged or (b) a determination based upon a review of readily available facts (as opposed to a full trial-type inquiry) that such Trustee, officer or agent did not engage in disabling conduct by either independent legal counselor a majority of those Trustees who are neither Interested Persons of the Trust nor parties to the proceeding.

       Section 5. Insurance, Rights Not Exclusive. The Trust's financial obligations arising from the indemnification provided herein or in the Declaration of Trust (i) may be insured by policies maintained by the Trust on behalf of any Trustee, officer or agent; (ii) shall be severable; (iii) shall not be exclusive of or affect any other rights to which any Trustee, officer or agent may now or hereafter be entitled; and (iv) shall inure to the benefit of the Trustee, officer or agent's heirs, executors and administrators.

       Section 6. Advance of Expenses. Expenses incurred by a Trustee or officer in connection with the defense of any proceeding shall be advanced by the Trust from time to time and expenses incurred by an agent in connection with the defense of any proceeding maybe advanced by the
Trust from time to time prior to final disposition thereof upon receipt of an undertaking by, or on behalf of, such Trustee, officer or agent that such amount will be paid over by him or her to the
Trust if it is ultimately determined that he or she is not entitled to indemnification under this Article
VII; provided, however, that (a) such Person shall have provided appropriate security for such undertaking, (b) the Trust is insured against losses arising out of any such advance payments, or (c)
either a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the proceeding, or independent legal counsel in a written opinion, shall have determined, based upon a review of the readily available facts (as opposed to a trial-type inquiry or full investigation), that there is reason to believe that such Trustee, officer or agent will be found entitled to indemnification under this Article VII.

       Section 7. Fiduciaries of Employee Benefit Plan.  This Article does not apply to any proceeding against any trustee, investment manager or other fiduciary of an employee benefit plan in that person's capacity as such, even though that person may also be an agent of this Trust as defined in Section 1 of this Article. Nothing contained in this Article shall limit any right to indemnification to which such a trustee, investment manager, or other fiduciary may be entitled by contract or otherwise, which shall be enforceable to the extent permitted by applicable law other than this Article VII.

ARTICLE VIII - INSPECTION OF RECORDS AND REPORTS

       Section 1. Inspection by Shareholders. The Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Trust or any Series shall be open to the inspection of the
Shareholders; and no Shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by law or otherwise by the Trustees or by resolution of the
Shareholders.

       Section 2. Inspection by Trustees. Every Trustee shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the Trust. This inspection by a Trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

       Section 3. Financial Statements. A copy of any financial statements and any income statement of the Trust for each semi-annual period of each fiscal year and accompanying balance sheet of the Trust as of the end of each such period that has been prepared by the Trust shall be kept on file in the principal executive office of the Trust for at least twelve (12) months and each such statement shall be exhibited at all reasonable times to any Shareholder demanding an examination of any such statement or a copy shall be mailed to any such Shareholder. The semi-
annual income statements and balance sheets referred to in this section shall be accompanied by the report, if any, of any independent accountants engaged by the Trust or the certificate of an authorized officer of the Trust that the financial statements were prepared without audit from the books and records of the Trust.

ARTICLE IX - GENERAL MATTERS

       Section 1. Checks, Drafts, Evidence of Indebtedness. All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the Trust shall be signed or endorsed in such manner and by such person or persons as shall be designated from time to time in accordance with the resolution of the Board of Trustees.

       Section 2. Contracts and Instruments; How Executed. The Trustees, except as otherwise provided in these By-Laws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Trust (or any Series) and this authority may be general or confined to specific instances; and unless so authorized or ratified by the Trustees or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the Trust by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

       Section 3. Fiscal Year. The fiscal year of the Trust and each Series shall be fixed and refixed or changed from time to time by the Trustees.

       Section 4. Seal. The seal of the Trust shall consist of a flat-faced dye with the name of the
Trust cut or engraved thereon. However, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

       Section 5. Writings. To the fullest extent permitted by applicable laws and regulations:

       (a) all requirements in these By-Laws that any action be taken by means of any writing, including, without limitation, any written instrument, any written consent or any written agreement, shall be deemed to be satisfied by means of any electronic record in such form that is acceptable to the Trustees; and

       (b) all requirements in these By-Laws that any writing be signed shall be deemed to be satisfied by any electronic signature in such form that is acceptable to the Trustees.

       Section 6. Severability. The provisions of these By-Laws are severable. If the Trustees determine, with the advice of counsel, that any provision hereof conflicts with the 1940 Act, the regulated investment company or other provisions of the Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of these By-
Laws; provided, however, that such determination shall not affect any of the remaining provisions of these By-Laws or render invalid or improper any action taken or omitted prior to such determination. If any provision hereof shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of these By-Laws.

       Section 7. Headings. Headings are placed in these By-Laws for convenience of reference only and in case of any conflict, the text of these By-Laws rather than the headings shall control.

ARTICLE X - AMENDMENTS

       Except as otherwise provided by applicable law or by the Declaration of Trust, these By-
Laws may be restated, amended, supplemented or repealed by a majority vote of the Trustees then in office (or, in the case of Article IV, Section 4, a vote of a Supermajority of Trustees), provided that no restatement, amendment, supplement or repeal hereof shall limit the rights to indemnification or insurance provided in Article VII hereof with respect to any acts or omissions of
Trustees, officers or agents (as defined in Article VII) of the Trust prior to such amendment.

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